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Exhibit 5.2

(TORYS LOGO)
1114 Avenue of the Americas
New York, New York 10036, USA

TEL 212.880.6000
FAX 212.682.0200

www.torys.com

October 7, 2014
Sears Canada Inc.
290 Yonge Street
Suite 700
Toronto, Ontario, Canada, M5B 2C3

        Dear Ladies and Gentlemen:

RE: SEARS CANADA INC. REGISTRATION STATEMENT ON FORM F-10

        We hereby consent to the references to our firm name in the prospectus filed as part of the Registration Statement on Form F-10 by Sears Canada Inc. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Sincerely,

/s/ Torys LLP

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  Exhibit 5.2
RE: SEARS CANADA INC. REGISTRATION STATEMENT ON FORM F-10